DATRON SYSTEMS INCORPORATED
                                  SUBSIDIARIES

                                  MARCH 31, 1996




                                      				   Percentage of       Jurisdiction
				                                       Voting Securities      in which
Name                                       Owned by Parent      Incorporated
- - --------------------------------           -----------------    -------------

Datron World Communications Inc.                  100%           California

Datron/Transco Inc.                               100%           California

Datron/Trans World Communications
 Int'l Ltd. (a Foreign
 Sales Corporation)                               100%           U.S. Virgin Islands

